Exhibit 10.6

THIRD AMENDED AND RESTATED
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
ALLIANCE RESOURCE MANAGEMENT GP, LLC

The board of directors (the “Board”) of Alliance Resource Management GP, LLC (the “Company”), the general partner of Alliance Resource Partners, L.P. (the “Partnership”), has established the Audit Committee of the Board (the “Committee”) with authority, responsibility and specific duties as described in this Third Amended and Restated Charter for the Audit Committee (this “Charter”).

MEMBERSHIP

The Committee shall consist of three or more directors. Each member of the Committee shall be independent in accordance with the requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), the rules of the Nasdaq Stock Market, LLC (“Nasdaq”) and any other applicable laws, rules or regulations.  The composition of the Committee and qualifications of its members shall comply in all other respects with applicable laws, rules and regulations, including that at least one member of the Committee will be an “audit committee financial expert” (as defined by applicable rules of the Securities and Exchange Commission (the "SEC")).  Notwithstanding the foregoing membership requirements and subject to applicable law, no action of the Committee will be invalid by reason of any such requirement not being met at the time such action is taken.

The members of the Committee shall be appointed by the Board.  The Board may remove any member from the Committee at any time with or without cause.

PURPOSE

The purpose of the Committee is to oversee the Partnership’s accounting and financial reporting processes and the audit of the Partnership’s financial statements. To fulfill this obligation, the Committee relies on management for the preparation and accuracy of the Partnership’s financial statements and for establishing effective internal controls and procedures to ensure the Partnership’s compliance with applicable accounting standards, financial reporting procedures, laws and regulations. The Committee also relies on the internal auditors to test and report on the internal controls and control environment, and on the independent auditors for an independent audit in accordance with applicable professional standards. The members of the Committee are not employees of the Company or the Partnership or any of their respective subsidiaries and are not responsible for conducting the audit or performing other accounting procedures.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

A.	To (1) select and retain an independent registered public accounting firm to act as the Partnership’s independent auditors for the purpose of auditing the Partnership’s annual financial statements, books, records, accounts and internal controls over financial reporting, (2) set the compensation of the Partnership’s independent auditors, (3) oversee the work done by the Partnership’s independent auditors and (4) terminate the Partnership’s independent auditors, if necessary.
B.	To select, retain, set the compensation for, oversee and terminate, if necessary, any other registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Partnership.
C.	To pre-approve all audit and permitted non-audit and tax services that may be provided by the Partnership’s independent auditors or other registered public accounting firms, and establish policies and procedures for the Committee’s pre-approval of permitted services by the Partnership’s independent auditors or other registered public accounting firms on an on-going basis. The Committee may delegate the authority to grant such pre-approvals to the Committee Chair or a sub-committee of the Committee, which pre-approvals will then be reviewed by the full Committee at its next regular meeting.
D.	At least annually, to obtain and review a report by the Partnership’s independent auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company, the Partnership or any of their respective subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.
E.	To review and discuss with the Partnership’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards, (2) the overall audit strategy, (3) the scope and timing of the annual audit, the procedures to be followed and the staffing of the audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) the results, including significant findings, of the annual audit.
F.	At least annually, to evaluate the qualifications, performance and independence of the Partnership’s independent auditors, including an evaluation of the lead audit partner, and to confirm with the independent registered public accounting firm that the firm is in compliance with the partner rotation requirements established by the SEC.
G.	To obtain and review a report by the Partnership’s independent auditors that describes: (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles

(“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management.
H.	To keep the Partnership's independent auditors informed of the Committee's understanding of the Partnership's relationships and transactions with related parties that are significant to the Partnership; and to review and discuss with the Partnership's independent auditors the auditors' evaluation of the Partnership's identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Partnership's relationships and transactions with related parties.
I.	To review updates from management regarding, and discuss with management, the Partnership’s data privacy, cybersecurity and information technology risks, as well as related key initiatives and action plans.
J.	To review and discuss with the Partnership’s independent auditors and management the Partnership’s annual audited financial statements and unaudited quarterly financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the annual audited financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Partnership’s annual report on Form 10-K before the Form 10-K is filed and quarterly reports on Forms 10-Q before the applicable Form 10-Q is filed.
K.	To review disclosures provided by the Partnership’s Chief Executive Officer and Chief Financial Officer to the Committee during their certification process for the Partnership’s annual report on Form 10-K and quarterly reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein.
L.	To recommend to the Board that the audited financial statements be included in the Partnership’s Form 10-K and produce the audit committee report required to be included in the Partnership’s annual report.
M.	To review with management, the internal auditors and the Partnership’s independent auditors the adequacy and effectiveness of the Partnership’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Partnership’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such processes, controls and procedures.
N.	To set clear Company and Partnership hiring policies for employees or former employees of the Partnership’s independent auditors.
O.	To establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company or the Partnership regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company, the Partnership or any of their respective subsidiaries of concerns regarding questionable accounting or auditing matters.
P.	The Committee shall obtain written or verbal reports from the management employee responsible for ethics oversight with respect to compliance by the employees of the Company, the Partnership or any of their respective subsidiaries with the Code of Ethics.
Q.	To review with management and the Partnership’s independent auditors the Company’s earnings press releases, including financial information and earnings guidance provided therein.

OUTSIDE ADVISORS AND INDEPENDENT INVESTIGATIONS

The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter.   The Committee may also utilize the services of the Company’s regular outside legal counsel and other advisors. The Committee shall also have the authority to investigate any matter brought to its attention, including, but not limited to, complaints or restatements relating to accounting, internal accounting controls or auditing matters, within the scope of the responsibilities delegated to the Committee as it deems appropriate, including the authority to request any officer, employee or advisor of the Company meet with the Committee or any advisors engaged by the Committee.  The Committee shall set the compensation, and oversee the work, of any outside counsel, experts and other advisors retained for the purposes of carrying out its duties.

The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of (i) compensation to the Partnership’s independent auditors or any other accounting firm engaged to perform services for the Partnership, (ii) any outside counsel or experts and any other advisors retained by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

STRUCTURE AND OPERATIONS

Unless the Chair is elected by the full Board, the members of the Committee shall elect a Chair by a majority vote of all the Committee members. The Committee shall meet at least quarterly at such times and places as it deems necessary to fulfill its responsibilities. Minutes shall be taken for each Committee meeting which shall then be approved at the next regular meeting of the Committee. The Committee shall report regularly to the Board regarding its actions, unless all other directors are present as guests at the Committee’s meetings, and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall, at least annually, review and evaluate its own performance and submit itself to the Board’s review and evaluation.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.  The Partnership shall make this Charter available on or through the Partnership’s website as required by applicable rules and regulations.  In addition, the Partnership shall disclose in its Annual Report on Form 10-K that a copy of this Charter is available on the Partnership’s website and provide the website address.

DELEGATION OF AUTHORITY

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee in its sole discretion deems appropriate from time to time under the circumstances and consistent with applicable law.

As Revised:  January 24, 2024